Exhibit 99.1

Blockbuster Reports Significantly Improved First Quarter 2008 Results

•	Domestic Same-Store Revenues Grew 2.9%
•	Net Income Increased $94 Million Year-Over-Year
•	Adjusted EBITDA Increased $91 Million Year-Over-Year

DALLAS, May 15, 2008 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the first quarter ended April 6, 2008.

Net income for the first quarter of 2008 was $45.4 million, or $0.20 per diluted share, an improvement of $94.4 million as compared with a net loss of $49.0 million, or $0.27 per share, for the first quarter of 2007.

Total revenues decreased 5.4% to $1.39 billion for the first quarter of 2008 from $1.47 billion for the first quarter of 2007, as a result of fewer company-operated stores. Domestic same-store revenues increased 2.9% as compared to the first quarter of 2007, reflecting a 920 basis point improvement over the first quarter of 2007. This increase was driven by a 0.4% growth in same-store rental revenues and a 19.7% increase in same-store merchandise sales. International same-store revenues decreased 1.5% from the same period last year, reflecting a 0.9% increase in same-store rental revenues and a 4.9% decline in same-store merchandise sales. Worldwide same-store revenues grew 1.4% from the same period last year.

“The significant improvement in our first quarter results demonstrates the underlying strength of our core rental and emerging retail business,” said Jim Keyes, Blockbuster Chairman and CEO. “BLOCKBUSTER Total Access™, our subscription rental offering, is now profitable and positioned for growth. Additionally, our stores achieved positive growth in both sales and margin. We are particularly pleased that domestic same-

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Blockbuster Inc. First Quarter 2008 Earnings Release

store revenues showed an improvement for the first time in five years primarily as a result of several initiatives we have put in place, including an increased availability of top new movies, improved store merchandising and more effective pricing. Going forward, we are confident we can continue to grow our core business, which will enable us to focus on aggressive development of our digital offerings. Our ability to provide convenient access to both physical and electronic media entertainment will provide Blockbuster a meaningful competitive advantage and allow us to create enhanced shareholder value over the long-term.”

Consolidated First Quarter Financial Results

Total revenues for the first quarter of 2008 decreased $79.8 million to $1.39 billion as compared to the first quarter of last year primarily due to the closure or sale of 412 company-operated stores worldwide, including the divestiture of the GAMESTATION® chain in the U.K. This decrease was partially offset by a $19.5 million increase in domestic revenues. Additionally, total revenues for the first quarter of 2007 included approximately $20 million in termination fees received in connection with the termination of Blockbuster’s Brazilian franchise agreement and subsequent licensing of the BLOCKBUSTER® brand in Brazil to Lojas Americanas.

Gross profit for the first quarter of 2008 decreased $20.8 million to $741.7 million as compared to the first quarter of 2007 largely as a result of the decline in international gross profit reflecting the impact of the divestiture of 217 GAMESTATION stores and the termination of the Brazilian franchise agreement discussed above. Domestic gross profit remained essentially flat at $519.6 million. Gross margin increased 150 basis points to 53.2% for the first quarter of 2008. Total selling, general and administrative (“SG&A”) expenses for the first quarter of 2008 declined $100.5 million driven by (i) significantly reduced advertising expenses, (ii) a lower worldwide company-operated store-base and (iii) a reduction in corporate overhead.

Operating income for the first quarter of 2008 totaled $70.2 million, representing an $89.6 million increase, as compared to an operating loss of $19.4 million for the same period last year. This improvement in profitability drove a $124.5 million increase in cash flow provided by operating activities for the first quarter of 2008 to a deficit of $19.5 million from a $144.0 million deficit for the first quarter of 2007. Free cash flow (net cash flow used for operating activities less capital expenditures) for the first quarter of 2008 improved by $115.6 million as compared to the same period last year to a negative $39.4 million.

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Blockbuster Inc. First Quarter 2008 Earnings Release

Additional financial and operational information, including the calculation of adjusted results and the reconciliations of other non-GAAP financial measures used herein, can be found in the tables accompanying this release.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended January 6, 2008 and in the Company’s upcoming Form 10-Q for the quarter ended April 6, 2008. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. (NYSE: BBI, BBI.B) is a leading global provider of in-home movie and game entertainment, with over 7,700 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Karen Raskopf	Angelika Torres
Senior Vice President, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4279
OR
Randy Hargrove
Senior Director, Corporate Communications
(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements and any adverse publicity relating thereto; (7) our ability to respond to changing consumer preferences, including with respect to new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) the risks and costs associated with our pursuit of desired acquisitions, including the proposed acquisition of Circuit City Stores, Inc., our ability to consummate such acquisitions and the integration and other risks that may accompany any acquisitions that are ultimately consummated; (11) our ability to capitalize on anticipated industry consolidation; (12) the application and impact of future accounting policies or interpretations of existing accounting policies; (13) the impact of developments affecting our outstanding and any future litigation and claims against us; and (14) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 6, 2008. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
		(As restated)
Revenues:
Base rental revenues	$901.7	$883.8
Previously rented product (“PRP”) revenues	174.6	168.3

Total rental revenues	1,076.3	1,052.1
Merchandise sales	309.8	392.2
Other revenues	8.0	29.6

	1,394.1	1,473.9

Cost of sales:
Cost of rental revenues	410.5	414.5
Cost of merchandise sold	241.9	296.9

	652.4	711.4

Gross profit	741.7	762.5

Operating expenses:
General and administrative	601.1	655.5
Advertising	30.5	76.6
Depreciation and amortization of intangibles	39.9	49.8

	671.5	781.9

Operating income	70.2	(19.4)
Interest expense	(19.2)	(23.6)
Interest income	1.1	1.9
Other items, net	0.4	(2.0)

Income (loss) before income taxes	52.5	(43.1)
Provision for income taxes	(6.8)	(8.5)

Income (loss) from continuing operations	45.7	(51.6)
Income (loss) from discontinued operations, net of tax	(0.3)	2.6

Net income (loss)	45.4	(49.0)
Preferred stock dividends	(2.8)	(2.8)

Net income (loss) applicable to common stockholders	$42.6	$(51.8)

Net income (loss) per common share:
Basic
Continuing operations	$0.22	$(0.28)
Discontinued operations	—	0.01

Net income (loss)	$0.22	$(0.27)

Weighted average common shares outstanding:
Basic	191.4	189.4

Net income (loss) per common share:
Diluted
Continuing operations	$0.21	$(0.28)
Discontinued operations	(0.01)	0.01

Net income (loss)	$0.20	$(0.27)

Weighted average common shares outstanding:
Diluted	221.5	189.4

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Thirteen Weeks Ended April 6, 2008		Thirteen Weeks Ended April 1, 2007
	Revenues	Percent of Total	Revenues	Percent of Total
			(As restated)
Domestic
Rental revenues
Movies	$468.0	48.9%	$471.5	50.3%
Games	54.6	5.7%	58.0	6.2%
Subscription rental	163.7	17.1%	154.2	16.5%
PRP	139.1	14.5%	137.9	14.7%

Total rental revenues	825.4	86.2%	821.6	87.7%

Merchandise sales
Movies	57.6	6.0%	54.2	5.8%
Games	20.0	2.1%	11.7	1.2%
Other	47.5	5.0%	43.4	4.6%

Total merchandise sales	125.1	13.1%	109.3	11.6%

Other revenues	6.3	0.7%	6.4	0.7%

Total domestic revenues	$956.8	100.0%	$937.3	100.0%

International

Rental revenues
Movies	$199.8	45.7%	$185.8	34.6%
Games	15.6	3.6%	14.3	2.7%
PRP	35.5	8.1%	30.4	5.7%

Total rental revenues	250.9	57.4%	230.5	43.0%

Merchandise sales
Movies	48.5	11.1%	50.8	9.5%
Games	92.4	21.1%	189.6	35.3%
Other	43.8	10.0%	42.5	7.9%

Total merchandise sales	184.7	42.2%	282.9	52.7%

Other revenues	1.7	0.4%	23.2	4.3%

Total international revenues	$437.3	100.0%	$536.6	100.0%

Total consolidated revenues	$1,394.1		$1,473.9

Gross Profit by Product Line:
	Thirteen Weeks Ended April 6, 2008		Thirteen Weeks Ended April 1, 2007
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
			(As restated)
Domestic
Rental	$488.9	59.2%	$479.6	58.4%
Merchandise	24.4	19.5%	32.1	29.4%
Other	6.3	100.0%	6.4	100.0%

Total domestic	519.6	54.3%	518.1	55.3%

International
Rental	176.9	70.5%	158.0	68.5%
Merchandise	43.5	23.5%	63.2	22.3%
Other	1.7	100.0%	23.2	100.0%

Total international	222.1	50.8%	244.4	45.6%

Total consolidated	$741.7	53.2%	$762.5	51.7%

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (G&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Thirteen Weeks Ended April 6, 2008		Thirteen Weeks Ended April 1, 2007
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue
			(As restated)
Domestic
Advertising	$19.0	1.4%	$63.1	4.3%
G&A expense - store (4 wall)	345.2	24.8%	364.4	24.7%
G&A expense - corporate and other	78.5	5.6%	102.3	6.9%
International
Advertising	11.5	0.8%	13.5	0.9%
G&A expense	177.4	12.7%	188.8	12.8%

Total SG&A	$631.6	45.3%	$732.1	49.6%

Facilities Statistics

	As of April 6, 2008
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	3,963	5.6	22,029	2,041	3.0	6,037
Distribution Centers	40	N/A	1,133	8	N/A	177
Corporate/Regional Offices	12	N/A	420	8	N/A	91

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
		(As restated)
Domestic same-store revenues increase (decrease)
Rental revenues	0.4%	(4.7)%
Merchandise sales	19.7%	(15.0)%
Total revenues	2.9%	(6.3)%

International same-store revenues increase (decrease)
Rental revenues	0.9%	(5.0)%
Merchandise sales	(4.9)%	31.7%
Total revenues	(1.5)%	12.2%

Worldwide same-store revenues increase (decrease)
Rental revenues	0.6%	(4.7)%
Merchandise sales	4.2%	14.3%
Total revenues	1.4%	0.0%

Cash Flow Data:

	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
		(As restated)
Net cash used for operating activities	$(19.5)	$(144.0)
Net cash used for investing activities	$(19.9)	$(2.6)
Net cash used for financing activities	$(9.1)	$(66.0)

Capital Expenditures	$19.9	$11.0

Balance Sheet Information:

	April 6, 2008	January 6, 2008
Cash and cash equivalents	$137.7	$184.6
Merchandise inventories	$397.4	$343.9
Rental library	$444.8	$441.1
Accounts payable	$453.8	$472.8
Total debt (including capital lease obligations)	$751.4	$757.8

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
Domestic Company-Owned Stores:
Beginning	4,005	4,255
Additions/Purchases	1	3
Closures/Sales	(43)	(135)

Ending	3,963	4,123

International Company-Owned Stores:
Beginning	2,068	2,296
Additions/Purchases	1	11
Closures/Sales	(28)	(14)

Ending	2,041	2,293

Franchised Stores:
Beginning	1,757	1,809
Additions/Purchases	7	3
Closures/Sales	(49)	(27)

Ending	1,715	1,785

Total Stores Worldwide:
Beginning	7,830	8,360
Additions/Purchases	9	17
Closures/Sales	(120)	(176)

Ending	7,719	8,201

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the quarter ended April 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures. For the quarter ended April 1, 2007, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding charges related to costs incurred for store closures, severance costs and proceeds from the termination of the Brazilian franchise agreement.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring in nature items listed below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision-making.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Thirteen Weeks Ended April 6, 2008	Thirteen Weeks Ended April 1, 2007
		(As restated)
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$45.7	$(51.6)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Termination of Brazilian franchise agreement, net of tax (non-recurring)	—	(17.0)
Store closure costs including lease terminations (recurring)	2.8	4.8
Severance costs (non-recurring)	—	1.8

Adjusted net income (loss)	48.5	(62.0)
Preferred stock dividends	(2.8)	(2.8)

Adjusted net income (loss) applicable to common stockholders	$45.7	$(64.8)

Adjusted net income (loss) per common share	$0.21	$(0.34)

Weighted average common shares outstanding—diluted	221.5	189.4

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$70.2	$(19.4)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Termination of Brazilian franchise agreement (non-recurring)	—	(20.0)
Store closure costs including lease terminations (recurring)	2.8	4.8
Severance costs (non-recurring)	—	1.8

Adjusted operating income (loss)	$73.0	$(32.8)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the quarter ended April 6, 2008, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for stock compensation and store closures. For the quarter ended April 1, 2007, the Company reports adjusted EBITDA excluding charges related to costs incurred for store closures, severance costs, stock compensation and proceeds from the termination of the Brazilian franchise agreement.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring in nature items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision-making.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Thirteen Weeks Ended April 6, 2008	Thirteen Weeks Ended April 1, 2007
		(As restated)
Reconciliation of adjusted EBITDA:
Net income (loss)	$45.4	$(49.0)
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	0.3	(2.6)
Taxes	6.8	8.5
Interest and other income, net	17.7	23.7
Depreciation and amortization of intangibles	39.9	49.8

EBITDA	$110.1	$30.4

Lease termination costs incurred for store closures (recurring)	0.2	3.0
Termination of Brazilian franchise agreement (non-recurring)	—	(20.0)
Severance costs (non-recurring)	—	1.8
Stock compensation (recurring)	4.2	8.1

Adjusted EBITDA	$114.5	$23.3

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
		(As restated)
Net cash provided by (used for) operating activities	$(19.5)	$(144.0)

Adjustments to reconcile net cash flow used for operating activities to free cash flow:
Capital expenditures	(19.9)	(11.0)

Free cash flow	$(39.4)	$(155.0)

The following table provides a reconciliation of net income (loss) to free cash flow:
	Thirteen Weeks Ended
	April 6, 2008	April 1, 2007
		(As restated)
Net income (loss)	$45.4	$(49.0)

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	39.9	49.9
Non-cash share-based compensation expense	4.2	8.1
Capital expenditures	(19.9)	(11.0)
Rental library purchases, net of rental amortization	(2.5)	24.4
Changes in working capital	(106.9)	(175.6)
Changes in deferred taxes and other	0.4	(1.8)

Free cash flow	$(39.4)	$(155.0)